Exhibit 99.1

News Release

Rockwell Collins reports first quarter financial results

•	Sales increase 69% year-over-year (9% organically)

CEDAR RAPIDS, Iowa (January 26, 2018) - Rockwell Collins, Inc. (NYSE: COL) today reported sales for the first quarter of fiscal year 2018 of $2.011 billion, a 69% increase from the same period in fiscal year 2017, or 9% organic growth excluding $716 million of revenue from the acquisition of B/E Aerospace. First quarter fiscal year 2018 earnings per share was $1.69 compared to $1.10 in the prior year's first quarter. Earnings per share for the first quarter of fiscal year 2018 included a 37 cent discrete income tax benefit from the enactment of the Tax Cuts and Jobs Act. Adjusted earnings per share for the first quarter of fiscal year 2018 was $1.59 compared to $1.22 in the prior year's first quarter (see the supplemental schedule in this press release for a reconciliation between GAAP earnings per share and adjusted earnings per share).

"I'm proud of our execution this quarter, as we achieved 9% organic revenue growth, highlighted by strong sales performance in our Commercial Systems and Government Systems businesses. Our fiscal year 2018 is off to a great start," said Rockwell Collins Chief Executive Officer and President, Kelly Ortberg. "In addition, Rockwell Collins' shareowners overwhelmingly approved the acquisition of Rockwell Collins by United Technologies Corporation. This milestone brings us one step closer to combining our capabilities to offer more integrated and innovative solutions to our customers."

Following is a discussion of fiscal year 2018 first quarter sales and earnings for each business segment.

Commercial Systems

Commercial Systems, which provides aviation electronics systems, products and services to air transport, business and regional aircraft manufacturers and airlines worldwide, achieved 2018 first quarter results as summarized below.

(dollars in millions)	Q1 FY 18	Q1 FY 17	Inc/(Dec)
Commercial Systems sales
Original equipment	$339	$318	7%
Aftermarket	265	225	18%
Wide-body in-flight entertainment	4	6	(33)%
Total Commercial Systems sales	$608	$549	11%

Operating earnings	$139	$125	11%
Operating margin rate	22.9%	22.8%	10 bps

•
Original equipment sales increased due to higher Airbus A350 and Boeing 737 production rates, as well as higher business jet equipment deliveries, partially offset by lower customer-funded development program revenues.

•	Aftermarket sales increased due to higher used aircraft equipment sales, higher regulatory mandate upgrade activity, higher spares provisioning, and higher service and support activity.

•
Commercial Systems operating earnings increased $14 million and operating margin increased 10 basis points over the prior year due to increased earnings from higher sales volume and favorable sales mix, partially offset by higher company-funded R&D expense, higher pre-production engineering amortization, and higher employee incentive compensation costs.

Interior Systems

Our Interior Systems segment was created with the acquisition of B/E Aerospace on April 13, 2017. Interior Systems supplies a comprehensive portfolio of cabin interior products and services to aircraft manufacturers and airlines worldwide. Beginning in 2018, thermal and electronic systems product lines previously included in Interior products and services within the Interior Systems segment are now being reported in the Government Systems segment. See the supplemental schedule included in this press release for revised fiscal year 2017 quarterly sales that conform to the current presentation. Results from the first quarter of 2018 are summarized below.

(dollars in millions)	Q1 FY 18
Interior Systems sales
Interior products and services	$356
Aircraft seating	300
Total Interior Systems sales	$656

Operating earnings	$94
Operating margin rate	14.3%

Interior Systems contributed $656 million of sales and $94 million of operating earnings to the first quarter of 2018. Interior Systems operating earnings for the first quarter of 2018 includes $58 million of intangible asset amortization expense partially offset by $30 million of income from the amortization of acquired contract liabilities.

On a pro-forma basis, excluding the product lines now reported in Government Systems referenced above, sales for Interior Systems decreased 4% in the first quarter compared to the same period in the prior year. The decrease in pro-forma sales was primarily attributable to the timing of retrofit seating sales and the decline in super first class seating sales, partially offset by higher original equipment deliveries for Boeing 737 advanced lavatories, higher linefit seating sales, and higher oxygen system deliveries across multiple platforms.

Government Systems

Government Systems provides a broad range of electronic products, systems and services to customers including the U.S. Department of Defense, other government agencies, civil agencies, defense contractors and ministries of defense around the world. Beginning in 2018, the product lines referenced above previously included in the Interior Systems segment are now being reported in Communication and navigation within the Government Systems segment. See the supplemental schedule included in this press release for revised fiscal year 2017 quarterly sales that conform to the current presentation. Results from the first quarter of 2018 are summarized below.

(dollars in millions)	Q1 FY 18	Q1 FY 17	Inc/(Dec)
Government Systems sales
Avionics	$333	$319	4%
Communication and navigation	240	156	54%
Total Government Systems sales	$573	$475	21%

Operating earnings	$109	$96	14%
Operating margin rate	19.0%	20.2%	(120) bps

•	Avionics sales increased due to higher fixed wing development program sales, as well as higher deliveries for various fighter platforms, partially offset by lower simulation and training sales.

•
Communication and navigation sales increased $60 million due to the B/E Aerospace acquisition mentioned above. In addition, communication and navigation sales increased 15% organically due to higher test and training range and legacy communication sales.

•
Operating earnings increased $13 million and operating margin declined 120 basis points over the prior year as increased earnings from higher sales volume were tempered by unfavorable sales mix, higher employee compensation costs, and higher pre-production engineering amortization.

Information Management Services

Information Management Services (IMS) provides communication services, systems integration and security solutions across the aviation, airport, rail and nuclear security markets. Results from the first quarter of 2018 are summarized below.

(dollars in millions)	Q1 FY 18	Q1 FY 17	Inc/(Dec)
Information Management Services sales	$174	$169	3%

Operating earnings	$29	$30	(3)%
Operating margin rate	16.7%	17.8%	(110) bps

•
IMS sales increased due to 8% growth in aviation related revenues driven by increased usage of connectivity services, partially offset by a decline of non-aviation revenues of 10% due to timing of equipment deliveries on nuclear security mandate programs.

•	IMS operating earnings and operating margin declined due to asset disposition and customer bankruptcy costs in the current year, partially offset by increased earnings from higher sales volume.

Corporate and Financial Highlights

Income Taxes
The company's effective income tax rate on GAAP earnings was (8.9%) for the first quarter of fiscal year 2018 compared to a rate of 28.6% for the same period last year. The lower current year effective income tax rate was primarily due to the enactment of the Tax Cuts and Jobs Act. This legislation favorably impacted the company's effective tax rate in the first quarter of 2018 due to a $102 million reduction in deferred tax liabilities and a lower US federal statutory tax rate, partially offset by a $40 million tax obligation related to unremitted foreign earnings.

The company's effective income tax rate on adjusted earnings was 18.3% in the first quarter of 2018, compared to 28.8% in the same period in the prior year. See the supplemental schedule included in this press release for a reconciliation between GAAP earnings and adjusted earnings.

Cash Flow
Cash used for operating activities was $259 million for the first quarter of fiscal year 2018, compared to a use of cash of $101 million in the first quarter of fiscal year 2017. The increase in cash used for operating activities was due primarily to higher payments for production inventory and other operating costs, as well as higher employee incentive payments, partially offset by higher cash receipts from customers.

The Company paid a dividend on its common stock of 33 cents per share, or $54 million, in the first quarter of 2018.

Conference Call
In light of the pending acquisition of Rockwell Collins by United Technologies Corporation ("UTC"), the Company will not hold a conference call for its quarterly results for the first quarter of fiscal year 2018. The Company plans to file its Form 10-Q for the first quarter with the SEC on or about January 26, 2018.

Non-GAAP Financial Information
See the supplemental schedule included in this press release for a reconciliation of non-GAAP measures including adjusted earnings per share, adjusted income from continuing operations, and effective income tax rate on adjusted earnings.

Business Highlights
Azerbaijan Airlines gets connected from the cockpit to cabin with help from Rockwell Collins
Azerbaijan Airlines selected Rockwell Collins to provide its global, high-speed broadband in-flight connectivity, overhead in-flight entertainment and a full suite of advanced avionics for 10 Boeing 737 MAX aircraft.

Emirates’ 777X fleet to feature dual HGS™ from Rockwell Collins
Rockwell Collins’ Head-up Guidance System was selected by Emirates for the airline's 150 777X aircraft on order.

U.S. Air Force to advance its F-16 communications capabilities with next-generation radio from Rockwell Collins
A U.S. Air Force F-16 will be the first to be equipped with Rockwell Collins’ next-generation ARC-210 RT-2036(C) networked communications airborne radio, the first ever to include Mobile User Objective System and support Soldier Radio Waveform capabilities.

Rockwell Collins selected by U.S. Navy for new E-2D Advanced Hawkeye Tactics Trainer
Rockwell Collins was selected by the U.S. Navy to provide a new E-2D Advanced Hawkeye Tactics Trainer in support of the E-2D Hawkeye Integrated Training Systems III program.

Rockwell Collins selected to support avionics for U.S. Special Operations Command
Rockwell Collins was awarded a five-year, $30.7 million contract by the Technology Application Contracting Office to provide avionics repair and logistics, field service support and spares management for Rockwell Collins’ Common Avionics Architecture System.

U.S. Air Force to preserve KC-10 avionics upgrade investment through sustainment contract with Rockwell Collins
The U.S. Air Force Lifecycle Management Center awarded Rockwell Collins a contract to provide maintenance and sustainment of KC-10 avionics systems and engineering services over the next nine years.

U.S. Army to enhance AVCATT collective training system with upgraded Rockwell Collins helmet mounted display
The U.S. Army selected a new version of Rockwell Collins’ SimEye™ Helmet Mounted Display to be used within Aviation Combined Arms Tactical Trainer systems.

Rockwell Collins to supply next generation of forward observer training for Australian Defence
Rockwell Collins will supply and install eight customized domes and 11 desktop trainer simulation solutions for the Australian Army and Air Force Joint Terminal Attack Controllers and Joint Forward Observer communities.

Rockwell Collins named one of America’s Most JUST Companies in 2017 by Forbes and JUST Capital
Rockwell Collins was named America’s Most JUST Company in the Aerospace & Defense industry, according to Forbes and JUST Capital, a nonprofit that ranks the largest publicly traded corporations in the United States on the issues Americans care about most.

Maldives’ main airports deploy Rockwell Collins’ passenger processing platform to streamline the passenger experience
Velana International Airport and Gan International Airport selected Rockwell Collins’ ARINC vMUSE™ Common Use Passenger Processing System to improve airport processes while expediting the check-in process for passengers.

About Rockwell Collins
Rockwell Collins (NYSE: COL) is a leader in aviation and high-integrity solutions for commercial and military customers around the world. Every day we help pilots safely and reliably navigate to the far corners of the earth; keep warfighters aware and informed in battle; deliver millions of messages for airlines and airports; and help passengers stay connected and comfortable throughout their journey. As experts in flight deck avionics, cabin electronics, cabin interiors, information management, mission communications, and simulation and training, we offer a comprehensive portfolio of products and services that can transform our customers' futures. To find out more, please visit www.rockwellcollins.com.

Safe Harbor Statement
This press release contains statements, including statements regarding certain projections, business trends and the proposed acquisition of Rockwell Collins by United Technologies that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: the financial condition of our customers and suppliers, including bankruptcies; the health of the global economy, including potential deterioration in economic and financial market conditions; adjustments to the commercial OEM production rates and the aftermarket; the impacts of natural disasters and pandemics, including operational disruption, potential supply shortages and other economic impacts; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; delays related to the award of domestic and international contracts; delays in customer programs, including new aircraft programs entering service later than anticipated; the continued support for military transformation and modernization programs; potential impact of volatility in oil prices, currency exchange rates or interest rates on the commercial aerospace industry or our business; the impact of terrorist events, regional conflicts, or governmental sanctions on other nations on the commercial aerospace industry; changes in domestic and foreign government spending, budgetary, procurement and trade policies adverse to our businesses; market acceptance of our new and existing technologies, products and services; reliability of and customer satisfaction with our products and services; potential unavailability of our mission-critical data and voice communication networks; unfavorable outcomes on or potential cancellation or restructuring of contracts, orders or program priorities by our customers; recruitment and retention of qualified personnel; regulatory restrictions on air travel due to environmental concerns; effective negotiation of collective bargaining agreements by us, our customers, and our suppliers; performance of our customers and subcontractors; risks inherent in development and fixed-price contracts, particularly the risk of cost overruns; risk of significant reduction to air travel or aircraft capacity beyond our forecasts; our ability to execute to internal performance plans such as restructuring activities, productivity and quality improvements and cost reduction initiatives; achievement of B/E Aerospace integration and synergy plans; continuing to maintain our planned effective tax rates; our ability to develop contract compliant systems and products on schedule and within anticipated cost estimates; risk of fines and penalties related to noncompliance with laws and regulations including compliance requirements associated with U.S. Government work, export control and environmental regulations; risk of asset impairments; our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; the uncertainties of the outcome of lawsuits, claims and legal proceedings; the ability of Rockwell Collins and United Technologies to receive the required regulatory approvals for the proposed acquisition of Rockwell Collins by United Technologies (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and to satisfy the other conditions to the closing of the transaction on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of the parties to terminate the merger agreement; negative effects of the announcement or the consummation of the transaction on the market price of United Technologies and/or Rockwell Collins common stock and/or on their respective businesses, financial conditions, results of operations and financial performance; risks relating to the value of United Technologies’s shares to be issued in the transaction, significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed transaction cannot be realized in full or at all or may take longer to realize than expected; risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of Rockwell Collins’ operations with those of United Technologies will be greater than expected; the outcome of legally required consultation with employees, their works councils or other employee representatives; and the ability of Rockwell Collins and the combined company to retain and hire key personnel. There can be no assurance that the proposed acquisition will in fact be consummated in the manner described or at all. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the reports of United Technologies and Rockwell Collins on forms 10-K, 10-Q and 8-K filed with or furnished to the Securities and Exchange Commission from time to time. These forward-looking statements are made only as of the date hereof.

Additional Information
In connection with the proposed transaction, United Technologies has filed a registration statement on Form S-4 (File No. 333-220883), which includes a prospectus of United Technologies and a proxy statement of Rockwell Collins (the "proxy statement/prospectus"), and each party will file other documents regarding the proposed transaction with the SEC. The proxy statement/prospectus was declared effective by the SEC and was mailed to Rockwell Collins shareowners. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS FILED THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the proxy statement/prospectus free of charge from the SEC's website or from United Technologies or Rockwell Collins. The documents filed by United Technologies with the SEC may be obtained free of charge at United Technologies' website at www.utc.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from United Technologies by requesting them by mail at UTC Corporate Secretary, 10 Farm Springs Road, Farmington, CT, 06032, by telephone at 1-860-728-7870 or by email at corpsec@corphq.utc.com. The documents filed by Rockwell Collins with the SEC may be obtained free of charge at Rockwell Collins' website at www.rockwellcollins.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from Rockwell Collins by requesting them by mail at Investor Relations, 400 Collins Road NE, Cedar Rapids, Iowa 52498, or by telephone at 1-319-295-7575.

No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Media Contact:	Investor Contact:
Pam Tvrdy	Adam Palmer
319.295.0591	319.295.7575
pam.tvrdy@rockwellcollins.com	investorrelations@rockwellcollins.com

ROCKWELL COLLINS, INC.
SEGMENT SALES AND EARNINGS INFORMATION
(Unaudited)
(in millions, except per share amounts)

	Three Months Ended
	December 31
	2017	2016
Sales:
Interior Systems	$656	$—
Commercial Systems	608	549
Government Systems	573	475
Information Management Services	174	169
Total sales	$2,011	$1,193

Segment operating earnings:
Interior Systems	$94	$—
Commercial Systems	139	125
Government Systems	109	96
Information Management Services	29	30
Total segment operating earnings	371	251

Interest expense(1)	(64)	(20)
Stock-based compensation	(9)	(6)
General corporate, net	(14)	(11)
Transaction and integration costs(1)	(27)	(11)
Income before income taxes	257	203
Income tax benefit (expense)	23	(58)
Net income	$280	$145

Diluted earnings per share	$1.69	$1.10

Weighted average diluted shares outstanding	165.4	131.9
(1) During the three months ended December 31, 2017, the Company incurred $17 million of transaction and integration costs related to the B/E Aerospace acquisition and $10 million of transaction costs related to the proposed acquisition of Rockwell Collins by UTC. During the three months ended December 31, 2016, the Company incurred $11 million of transaction and integration costs related to the B/E Aerospace acquisition. In addition, the Company also incurred $3 million of bridge facility fees related to the B/E Aerospace acquisition, which are included in Interest expense. Therefore, total transaction, integration and financing costs during this period were $14 million.

The following table summarizes sales by category for the three months ended December 31, 2017 and 2016 (unaudited, in millions):

	Three Months Ended
	December 31
	2017	2016
Interior Systems sales:
Interior products and services	$356	$—
Aircraft seating	300	—
Total Interior Systems sales	$656	$—

Commercial Systems sales:
Air transport aviation electronics:
Original equipment	$222	$200
Aftermarket	154	123
Wide-body in-flight entertainment	4	6
Total air transport aviation electronics	380	329

Business and regional aviation electronics:
Original equipment	117	118
Aftermarket	111	102
Total business and regional aviation electronics	228	220
Total Commercial Systems sales	$608	$549

Commercial Systems sales:
Total original equipment	$339	$318
Total aftermarket	265	225
Wide-body in-flight entertainment	4	6
Total Commercial Systems sales	$608	$549

Government Systems sales:
Avionics	$333	$319
Communication and navigation	240	156
Total Government Systems sales	$573	$475

Information Management Services sales	$174	$169

Total sales	$2,011	$1,193

The following table summarizes total Research and Development Investment by segment and funding type for the three months ended December 31, 2017 and 2016 (unaudited, dollars in millions):

	Three Months Ended
	December 31
	2017	2016
Research and Development Investment
Customer-funded:
Interior Systems	$27	$—
Commercial Systems	58	65
Government Systems	109	98
Information Management Services	2	2
Total Customer-funded	196	165

Company-funded:
Interior Systems	50	—
Commercial Systems	40	27
Government Systems	19	18
Information Management Services (1)	—	—
Total Company-funded	109	45
Total Research and Development Expense	305	210
Increase in Pre-production Engineering Costs, Net	13	—
Total Research and Development Investment	$318	$210

Percent of Total Sales	15.8%	17.6%
(1) Research and development expenses for the Information Management Services segment do not include costs of internally developed software and other costs associated with the expansion and construction of network-related assets. These costs are capitalized as Property on the Summary Balance Sheet.

ROCKWELL COLLINS, INC.
SUMMARY BALANCE SHEET
(Unaudited)
(in millions)

	December 31, 2017	September 30, 2017
Current Assets:
Cash and cash equivalents	$583	$703
Receivables, net	1,513	1,426
Inventories, net(1)	2,557	2,451
Other current assets	173	180
Total current assets	4,826	4,760

Property	1,408	1,398
Goodwill	9,206	9,158
Customer Relationship Intangible Assets	1,475	1,525
Other Intangible Assets	587	604
Deferred Income Tax Asset	21	21
Other Assets	529	531
TOTAL ASSETS	$18,052	$17,997

Current Liabilities:
Short-term debt	$877	$479
Accounts payable	758	927
Compensation and benefits	272	385
Advance payments from customers	332	361
Accrued customer incentives	236	287
Product warranty costs	186	186
Other current liabilities	433	444
Total current liabilities	3,094	3,069

Long-term Debt, Net	6,498	6,676
Retirement Benefits	1,124	1,208
Deferred Income Tax Liability	250	331
Other Liabilities	725	663
Equity	6,361	6,050
TOTAL LIABILITIES AND EQUITY	$18,052	$17,997

(1) Inventories, net is comprised of the following:
	December 31, 2017	September 30, 2017
Inventories, net:
Production inventory	$1,369	$1,276
Pre-production engineering costs	1,188	1,175
Total Inventories, net	$2,557	$2,451

Pre-production engineering costs include costs incurred during the development phase of a program in connection with long-term supply arrangements that contain contractual guarantees for reimbursement from customers. These costs are deferred in Inventories, net to the extent of the contractual guarantees and are amortized to customer-funded research and development expense within cost of sales over their estimated useful lives using a units-of-delivery method, up to 15 years.

ROCKWELL COLLINS, INC.
CONDENSED CASH FLOW INFORMATION
(Unaudited, in millions)

	Three Months Ended
	December 31
	2017	2016
Operating Activities:
Net income	$280	$145
Adjustments to arrive at cash provided by operating activities:
Depreciation	51	37
Amortization of intangible assets, pre-production engineering costs and other	95	23
Amortization of acquired contract liability	(30)	—
Stock-based compensation expense	9	6
Compensation and benefits paid in common stock	13	16
Deferred income taxes	(123)	11
Pension plan contributions	(58)	(58)
Changes in assets and liabilities, excluding effects of acquisitions and foreign currency adjustments:
Receivables	(74)	47
Production inventory	(96)	(84)
Pre-production engineering costs	(32)	(38)
Accounts payable	(151)	(49)
Compensation and benefits	(114)	(71)
Advance payments from customers	(30)	(29)
Accrued customer incentives	(50)	11
Product warranty costs	(1)	(3)
Income taxes	91	(16)
Other assets and liabilities	(39)	(49)
Cash (Used for) Operating Activities	(259)	(101)
Investing Activities:
Property additions	(74)	(52)
Acquisition of business, net of cash acquired	—	(11)
Other investing activities	6	—
Cash (Used for) Investing Activities	(68)	(63)
Financing Activities:
Repayment of long-term debt, including current portion	(176)	(300)
Purchases of treasury stock(1)	(11)	(5)
Cash dividends	(54)	(43)
Increase in short-term commercial paper borrowings, net	398	480
Proceeds from the exercise of stock options	47	15
Other financing activities	(2)	(1)
Cash Provided by Financing Activities	202	146
Effect of exchange rate changes on cash and cash equivalents	5	(14)
Net Change in Cash and Cash Equivalents	(120)	(32)
Cash and Cash Equivalents at Beginning of Period	703	340
Cash and Cash Equivalents at End of Period	$583	$308
(1) Includes net settlement of employee tax withholding upon vesting of share-based payment awards.

ROCKWELL COLLINS, INC.
NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in millions, except per share amounts)

Adjusted earnings per share is a non-GAAP metric and is believed to be useful to investors' understanding and assessment of our ongoing operations and performance of the B/E Aerospace acquisition, which occurred on April 13, 2017. Adjusted earnings per share excludes certain one-time and non-cash expenses that we believe are not indicative of our ongoing operating results. Adjusted earnings per share is based on a preliminary purchase price allocation of the B/E Aerospace acquisition and is subject to potential adjustments that could be material to the information presented below. The Company believes these measures are important indicators of the Company's operations for purposes of period-to-period comparison of our operating results. The non-GAAP information is not intended to be considered in isolation or as a substitute for the related GAAP measures.

A reconciliation between GAAP earnings per share and adjusted earnings per share is presented below for the three months ended December 31, 2017 and December 31, 2016.

	Three Months Ended
	December 31, 2017	December 31, 2016
Earnings per share (GAAP)	$1.69	$1.10
B/E Aerospace acquisition-related expenses	0.07	0.07
United Technologies transaction expenses	0.04	—
Amortization of acquisition-related intangible assets	0.32	0.05
Amortization of B/E Aerospace acquired contract liability	(0.16)	—
Discrete income tax impact from Tax Cuts and Jobs Act	(0.37)	—
Adjusted earnings per share	$1.59	$1.22

The below tables reconcile pre- and post-tax income on a GAAP basis with pre- and post-tax adjusted income for the three months ended December 31, 2017 and December 31, 2016.

	Three Months Ended
	December 31, 2017
(dollars in millions)	Pre-tax	Tax Expense	Net	Tax Rate
Income (GAAP)	$257	$(23)	$280	(8.9)%
B/E Aerospace acquisition-related expenses	17	5	12
United Technologies transaction expenses	10	3	7
Amortization of acquisition-related intangible assets	68	15	53
Amortization of B/E Aerospace acquired contract liability	(30)	(3)	(27)
Discrete income tax impact from Tax Cuts and Jobs Act	—	62	(62)
Adjusted income	$322	$59	$263	18.3%

	Three Months Ended
	December 31, 2016
(dollars in millions)	Pre-tax	Tax Expense	Net	Tax Rate
Income (GAAP)	$203	$58	$145	28.6%
B/E Aerospace acquisition-related expenses	14	4	10
Amortization of acquisition-related intangible assets	9	3	6
Adjusted income	$226	$65	$161	28.8%

ROCKWELL COLLINS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(in millions)

With the acquisition of B/E Aerospace in the third quarter of 2017, the Interior Systems segment was formed. Beginning in 2018, two B/E Aerospace product lines previously included in the Interior Systems segment are now being reported in the Government Systems segment. To further enhance comparability and analysis, the following table provides the revised presentation of Interior Systems and Government Systems segment sales, by quarter, for the year ended September 30, 2017.

	Three Months Ended
	Dec. 31, 2016	Mar. 31, 2017	Jun. 30, 2017	Sept. 30, 2017	Full Year 2017
Interior Systems sales:
Interior products and services	$—	$—	$352	$365	$717
Aircraft seating	—	—	295	290	585
Total Interior Systems sales	$—	$—	$647	$655	$1,302

Government Systems sales:
Avionics	$319	$367	$342	$444	$1,472
Communication and navigation	156	198	264	294	912
Total Government Systems sales	$475	$565	$606	$738	$2,384